SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 26, 2007
Date of Report (Date of earliest event reported)
Ecology Coatings, Inc. (formerly OCIS Corporation)

(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
35980 Woodward Avenue, Suite 200, Michigan 48304

(Address of principal executive offices) (Zip Code)
(248) 723-2223

(Registrant’s telephone number, including area code)
OCIS Corporation
2081 South Lakeline Drive
Salt Lake City, UT 84109

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS
ITEM 5.06 CHANGE IN SHELL COMPANY STATUS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Agreement and Plan of Merger
Amended and Restated Articles of Incorporation
Form of Common Stock Certificate
Promissory Note - Richard D. Stromback
Promissory Note - Deanna Stromback
Promissory Note - Douglas Stromback
Lock-Up Agreement
Registration Rights Agreement
Consulting Agreement
Employment Agreement of F. Thomas Krotine
Employment Agreement of Adam S. Tracy
Employment Agreement of Kevin Stolz
Employment Agreement of David W. Morgan
Employment Agreement of Timothy J. Tanner
First Amendment to the Employment Agreement of Adam S. Tracy
Employment Agreement of Sally J.W. Ramsey
License Agreement with E.I. Du Pont De Nemours and Company
License Agreement with Red Spot Paint & Varnish Co.
Lease for Office Space
Lease for Laboratory Space
2007 Stock Option and Restricted Stock Plan
Form of Stock Option Agreement
Form of Subscription Agreement
Consulting Agreement dated April 10, 2006
Consulting Agreement dated July 1, 2006
Antenna Group Client Services Agreement
Consulting Agreement dated July 15, 2006
Business Advisory Board Agreement
Consulting Agreement dated June 26, 2007
List of Subsidiaries of the Company
Press Release
Audited Financial Statements
Unaudited Financial Statements

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
     Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Certain of the statements contained in this Report on Form 8-K (this “Report”) discuss future expectations, contain projections of results of operations or financial condition or state other “forward-looking” information. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “should,” “could,” “will,” “plan,” “future,” “continue,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, the actual results could differ materially from the forward-looking statements contained in this Report. When considering such forward-looking statements, you should keep in mind the risk factors noted in “Item 2A. Risk Factors” and other cautionary statements throughout this Report and our other filings with the SEC. You should also keep in mind that all forward-looking statements are based on management’s existing beliefs about present and future events outside of management’s control and on assumptions that may prove to be incorrect. If one or more risks identified in this Report or any other applicable filings materializes, or any other underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected, or intended. Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.
ITEM 1.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
CLOSING OF REVERSE MERGER
     Effective as of April 30, 2007, OCIS Corp., a Nevada corporation (“OCIS”), and Ecology Coatings, Inc., a California corporation (“Ecology-CA”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Under the terms of the Merger Agreement, OCIS acquired Ecology-CA in a statutory merger (the “Merger”) with Ecology-CA becoming a wholly-owned subsidiary of OCIS and OCIS issuing to the shareholders of Ecology-CA 30,530,684 shares of the common stock of OCIS. This merger is a reverse merger in that Ecology-CA was, until the point of merger, a privately held company while OCIS is a publicly traded company. As such, Ecology-CA is the accounting acquirer. The accompanying financial statements and Management Discussion and Analysis reflect the activity of Ecology-CA for all periods presented.
     The closing of the Merger occurred on July 26, 2007. At the Closing, Ecology-CA and OCIS subsidiary merged, with Ecology-CA being the surviving corporation and becoming a wholly-owned subsidiary of OCIS, which changed its name to “Ecology Coatings, Inc.” In this Report, the terms the “Company,” “we,” “us,” or “our” refer to Ecology Coatings, Inc., a Nevada corporation, formerly known as OCIS Corp. Any references to “OCIS Corp.” are to us prior to the Merger.

     Prior to and in connection with the Merger, we split our stock on a 1.573255 to 1 basis so that for every share currently held, each of our shareholders received 1.573255 shares. This forward stock split resulted in an increase in our issued and outstanding shares to approximately 1,600,000 shares. Upon the Closing of the Merger, former Ecology-CA shareholders owned 30,530,684 shares of our common stock and our then current shareholders owned approximately 1,600,000 shares. As a result of the Merger, former Ecology shareholders own approximately 95% of our common stock. This proportion of ownership is indicative of a reverse merger.
     In connection with the Merger, Richard D. Stromback, F. Thomas Krotine and Robert W. Liebig became our directors, replacing our former board of directors. In addition, new officers were appointed in place of our former officers. See “Information Required Pursuant to Form 10-SB” item 5 “Directors, Executive Officers, Partners and Control Persons.” The replacement of the officers and directors is indicative of a reverse merger.
     At the Closing we entered into a Consulting Agreement, described below, with DMG Advisors LLC, a Nevada limited liability company, owned by two persons who were our directors and two of our principal shareholders.
CAPITAL RAISE
     Prior to and as a condition of the Merger, Ecology-CA was required to raise at least $4,000,000 of additional equity capital. Ecology-CA raised $4,232,970 by offering restricted shares of common stock of Ecology (“Ecology Shares”) through a private placement to investors (the “Investors”) (the “Capital Raise”). Of the amount raised $2,483,500 came from cash sales. An additional $1,749,470 came in the form of debt conversion. Each of the Ecology Shares was converted on a one-for-one basis into our shares of common stock in the Merger.
     The issuance of our shares of common stock to the former Ecology-CA shareholders in the Merger was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and other available exemptions. The issuance of Ecology-CA shares to Investors prior to the Merger under the Capital Raise was made pursuant to an exemption from registration contained in Regulation D for an offering solely to accredited investors. Our shares of common stock issued to the former Ecology-CA shareholders may not be offered or sold unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the United States Securities and Exchange Commission (“the Commission”) or with any state securities commission with respect to the Merger or the Capital Raise. However, we have agreed to register our common stock issued to the Investors in connection with the Capital Raise for public re-sale.
     On July 30, 2007, the Company filed a press release announcing the Closing and the completion of the Capital Raise, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.
     Pursuant to the Merger Agreement, OCIS amended its articles of incorporation on June 14, 2007 to change its name to “Ecology Coatings, Inc.” or some derivation thereof.

     Neither management of OCIS or of Ecology-CA had any prior relationships with each other. The parties were introduced by Ecology-CA’s legal counsel who has had a business relationship with management of OCIS in the past.
     The Company entered into a consulting agreement with DMG Advisors, LLC, a Nevada limited liability company (“Consulting Agreement”) upon the Closing of the Merger. The principal shareholders of OCIS, Jeff W. Holmes and R. Kirk Blosch (“OCIS Principal Shareholders”) are the principals of DMG Advisors. Under the terms of the Consulting Agreement, DMG Advisors will provide the following consulting services: (i) advise the Company regarding its investor relations program and initiatives; (ii) facilitate conferences between the Company and members of the business and financial community; (iii) review and analyze the public securities market for the Company’s securities; and (iv) introduce the Company to broker-dealers and institutions, as appropriate. The term of the Consulting Agreement is eighteen months. The Company will pay DMG Advisors five hundred thousand dollars ($500,000) for the consulting services to be rendered under the Consulting Agreement, with a payment of two hundred thousand dollars ($200,000) upon execution of the Consulting Agreement and the balance in equal installments on the first day of each succeeding calendar month until paid in full.
     Under the terms of the Merger Agreement, the Company and the OCIS Principal Shareholders entered into a Registration Rights Agreement. Under the terms of the Registration Rights Agreement, the OCIS Principal Shareholders have the right to cause the Company to include the Ecology-CA Shares held by the OCIS Principal Shareholders in any registration statement the Company files for resale under the Securities Act of 1933 (the “Act”) during the period beginning on the effective date of the Merger Agreement through the second anniversary of the termination of the Capital Raise. The Company will keep any such registration statement filed under Registration Rights Agreement continuously effective for one (1) year following the effective date of the registration.
     The Company’s restated articles of incorporation authorize us to issue 100,000,000 shares of capital stock, par value $0.001 per share with 90,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 10,000,000 shares of preferred stock, par value $0.001 per share. After the Merger and forward split, there are approximately 32,131,000 shares outstanding.
     Effective as of Closing, Brent W. Schlesinger, R. Kirk Blosch, and Jeff W. Holmes resigned as directors of OCIS and the following persons were appointed directors of the Company:

Name	Age	Position
Richard D. Stromback	38	Chairman of the Board of Directors
F. Thomas Krotine	66	Director
Robert W. Liebig	57	Director

     On May 9, 2007, in its Current Report on Form 8-K dated May 8, 2007, OCIS reported the execution of a definitive Agreement and Plan of Merger between OCIS and Ecology-CA and included a copy of the Merger Agreement therein as Exhibit 10.1. This Current Report is hereby incorporated by reference.
INFORMATION REQUIRED PURSUANT TO FORM 10-SB
1. DESCRIPTION OF BUSINESS
Business of OCIS Corp.
     OCIS was incorporated on February 6, 2002 in the state of Nevada. OCIS was organized to engage in the purchase and sale of used business equipment with an initial emphasis on used warehousing equipment. OCIS purchased an initial inventory and hired a president with experience in the used equipment market. The initial equipment inventory primarily consisted of warehousing rack systems and forklifts.
     OCIS’ initial focus had been on buying and selling used warehouse storage systems, lift trucks and office components that facilitate office, commercial and industrial users with their inventory control, manufacturing process and/or office equipment needs. Although OCIS was initially successful in generating revenues, its former president who ran the operation decided to pursue other interests. With the departure of the president and guiding force behind the business, OCIS discontinued its operations related to the sale of used equipment.
     OCIS was a shell company with nominal assets whose sole business was to identify, evaluate and investigate various companies with the intent to effect a reverse merger transaction under which OCIS would acquire a target company with an operating business to continue the acquired company’s business as a publicly held entity.
Employees
     OCIS had no employees at the point of the Merger.
Business of Ecology-CA
Organization and Corporate History
     Ecology-CA was organized on March 12, 1990 in the state of California. Upon the Merger, our business became that of Ecology-CA, our wholly-owned subsidiary. The following describes our new business.
Business in General
     We develop nano-enabled, ultra-violet curable coatings that are designed to drive efficiencies and clean processes in manufacturing. We create proprietary coatings with unique performance attributes by leveraging our platform of integrated nano-material technologies. We collaborate with industry leaders to develop high-value, high-performance coatings for applications in the specialty paper, automotive, general industrial, electronic and medical areas.

     Since 1990, we have focused on developing products that support inexpensive mass production utilization of protective coatings that leverage nano-particle technology and are cured under ultra-violet (“UV”) light. We believe that the use of liquid nano-technology™ coatings represents a paradigm shift in coatings technology. While our competitors have focused their efforts on improving the traditional powder-coat, water-borne and solvent-based coatings, we have strived for technological breakthroughs. We have developed over 200 individual coating formulations that address the limitations of traditional coatings.
     Nearly every manufactured product has a protective coating on it, whether metal, plastic, glass or an electronic product. These coatings are important for protection, such as scratch and abrasion resistance, as well as for added durability and maintenance of the overall aesthetic appearance of the product. Coatings that use water or organic carriers remain the standard in the large OEM coatings market. However, the use of carrier-based coatings continues to burden manufacturers with cost, environmental health and safety disadvantages.
     Our liquid nanotechnology™ coatings are 100% solids and UV curable. Our coatings are “100% solids” because they contain almost no volatile carriers and are generally comprised of polymers that react to UV light, all of which becomes part of the final coating bound to the substrate. Traditional coatings, such as paint, are composed of a solid resin and a carrier, such as an organic solvent or water, that are used to adjust the viscosity to allow application. Thus, during the curing process the carrier evaporates either by application of heat or air-drying, both of which require time to complete the process.
     Our liquid nano-technology™ coatings offer a number of performance and user benefits over traditional coatings. We believe that our 100% solids, UV-cured industrial coatings are the coatings industry’s cutting edge, offering bottom line value and environmental gains to users because they:
•	cure faster, usually in less than a minute;

•	use less floor space;

•	use less energy;

•	reduce EPA compliance burden because they contain fewer toxic chemicals;

•	provide improved coating performance; and

•	help boost productivity by increasing manufacturing throughput.
     Liquid Nanotechnology™
     “Waiting for paint to dry” is more than just a cliché for manufacturers, it is a business reality. Many conventional coatings used today take 20 or more minutes of drying time (either air dried or forced thermally dried). In the case of air drying, in process backlog can result, causing higher in process inventory or slower production rates. In the case of thermally induced drying, protective coats can only be applied to materials able to withstand certain levels of heat. This calls for disassembly of many manufactured parts before they can be coated and further increases the time needed for the coating process to be completed. In either case, the manufacturing process is characterized by inefficiency, slower production rates, higher energy costs, and larger space requirements.
     There are other disadvantages with conventional coatings. In some cases, much of the applied coating evaporates into the air (solvent based carrier), while only a fraction of the coating actually remains as a dry coating film. In addition, overspray coatings are difficult to reuse or reclaim, and water-borne systems tend to promote corrosion and flash-rusting. Not only is this an inefficient use of the coating, it also is responsible for the emission of many harmful airborne toxins.
     Our Solution
     Our 100% solids UV cured industrial coatings combat all of the issues noted above without sacrificing vital performance aspects. We have developed over 200 individual coating formulations that address the limitations of traditional carrier-based coatings. Our coatings cure in less than a minute after application without the use of heat. This changes the manufacturing dynamic in four ways. First, UV curing eliminates the bottleneck effect and makes disassembly unnecessary, drastically increasing the speed with which coated products are produced. Second, the use of UV curing obviates the need for thermal heating equipment and/or drying space, allowing manufacturers to use less floor space. Similarly, the elimination of thermal heating from the manufacturing process saves on the ever increasing cost of fuels – an overall energy cost savings. Finally, the use of 100% solids results in fewer harmful airborne emissions during production or application.
     Our liquid nanotechnologyTM coatings have other advantages. Indeed, a crucial advantage of our products is more cost effective than conventional coatings. Our 100% solid coatings offer increased efficiency and result in minimal wasted product: if a manufacturer needs one mil dry film thickness, it need only apply and cure one mil of our coating.
     Product Offerings
     Plastics. Our liquid nanotechnology™ coatings have improved hardness and abrasion resistance over conventional carrier-based coatings. The coatings are also noteworthy for their ability to achieve either optical clarity or accept pigments. Based on laboratory tests, we believe our formulations have excellent adhesion to many common plastics, such as polycarbonate.
     Metals. Our coatings adhere well to most metal surfaces. Moreover, our coatings are able to achieve pigmentation under a UV curable situation. Applications include automotive parts and products that incorporate metal along with seals or other rubber parts. Because our coatings are UV curable, metals paired with rubber parts will not require disassembly prior to finishing.
     Glass. Our glass coatings product has achieved solid optical clarity in a UV curable in both high and low viscosity formulations that have significant thermal conductivity. The product also offers adhesion between separate glass products that is less breakable than a single glass product. Potential applications for this technology include electronics and visible light consumer products.

     Paper. Our paper offerings include a product that is a barrier coating rather than a repellant to water, allowing the paper to be waterproof while still being writable and printable. This offering is not given to deformation under heat. Potential applications of this coating include packaging and labels.
     Electronics. Our coatings do not contain either water or organic solvents that may damage delicate electronic components. Moreover, these coatings are also UV curable and may be applied and cured without thermal shock to the substrate. We believe this technology offers potential for various electronics applications.
     Medical. We have successfully developed a flexible, urethane based coating used to bond metal and plastic parts for use on a cardiovascular device.
     License Arrangements
     DuPont. On November 8, 2004, we licensed our platform automotive technology to DuPont. This non-exclusive license covers all of DuPont’s automotive metal coating activities in North America. The license is for a term of fifteen (15) years, terminating on November 8, 2019. The license provides for royalty payments at a stated percentage of net sales. To date, we have not received any royalty payments pursuant to this license.
     Red Spot Paint & Varnish. On May 6, 2005, we granted Red Spot Paint & Varnish an exclusive license to manufacture and sell one of our proprietary products for use on 22 gallon metal propane tanks. The duration of this license is fifteen years, terminating on May 6, 2020. Upon consummation of the license, Red Spot made a one-time payment of $125,000 to us. The license also provides for royalty payments at a stated percentage of net sales. To date, we have not received any royalty payments pursuant to this license.
     With respect to these licenses, we are unable to make predictions regarding the timing and size of any future royalty payments. We believe that any royalties depend, in large part, on the licensee’s ability to market, produce and sell products incorporating our proprietary technology. We do not expect to receive any royalty revenue from these licenses in the short term.
     Medical Device Company. On February 3, 2001, we granted a major medical device company a license to use one of our proprietary products on a cardiovascular application. All terms of this license are subject to a confidentiality agreement. The duration of this agreement is unlimited except upon breach of the agreement by either party. The major medical device company paid us a one time licensing fee of $70,000. As such, we do not expect to accrue future revenues pursuant to this agreement.
     Marketing Strategy
     Our target markets include the electronics, automotive and trucking, paper products and original equipment manufacturers. We plan to use direct sales teams in certain target markets, such as original equipment manufacturers (“OEMs”), and third party distributors in broad product markets, such as paper products, to develop our product sales. Thus, our key promotional activities will include:

•	attendance at industry trade shows and conventions;

•	direct sales, with a force of industry-specific sales people who will identify, call upon and build ongoing relationships with key purchasers and targeted industries. The sales people will be backed by passive sales systems, including inside sales and e-commerce;

•	print advertising in journals with specialized industry focus;

•	web advertising, including supportive search engines and website and registration with appropriate sourcing entities;

•	public relations, industry-specific venues, as well as general media, to create awareness of us and our products. This will include membership in appropriate trade organizations; and

•	brand identification through trade names associated with us and our products.
     Sales Strategy
     To date, we have conducted all of our business development and sales efforts through our officers and executives who are active in other roles. We intend to build dedicated sales, marketing, and business development teams to sell our products. Our initial focus will be either the direct sales of our products to end users and/or the formation of joint venture arrangements with established market participants through which our products will be sold. We also intend to engage in strategic licensing activities with key players in selected markets.
     Our sales cycle is long and we do not expect to generate sales revenues in the near term. The process begins with the identification of potential customers in selected markets. If the customer is interested, the customer will generally send application samples to us for initial analysis and testing. We then attempt to coat the application samples using our product. Provided we are able to demonstrate the efficacy of our product on the application sample to the customer, the customer will then perform extended durability tests. In most cases, we are unable to exert any control or influence over the durability test. Upon conclusion of the durability test, we plan to work with the customer while it decides whether to purchase our product.
     In many cases, the potential customer will have to modify its coating production line to add UV curing to replace its thermal curing equipment. We plan to work with the customer to assist in the transition of its traditional coating operations to our technology. We expect that the customer’s resistance to change, costs, access to capital, and payback on investment will be factors in its decision to adopt our technology.
     Competition

     The industrial coatings industry is extremely competitive. There are several hundred sources in the United States of conventional paints and coatings for general metal use, including major sources such as Akzo Nobel, PPG, Sherwin-Williams and Valspar. Direct competition from UV-cure producers comes from fewer sources since the technology is not commonly available at small firms, having been developed around flooring, graphics and lithography applications.
     Competitive factors in this industry include ease of use, quality, versatility, reliability, and cost. Our primary competitors include companies with substantially greater financial, technological, marketing, personnel and research and development resources than we currently have. There are direct competitors with competitive technology and products in the coatings markets for our technology and products and those we have in development. There can be no assurance that we will be able to compete successfully in this market. Further, there can be no assurance that existing and new companies will not enter the industrial coatings markets in the future.
     Intellectual Property
     Our ability to compete effectively will depend on our success in protecting our proprietary technology, both in the United States and abroad. We have filed ten patent applications with the USPTO and ten patent applications in certain other countries to cover our technology. The USPTO has issued four patents to Sally J.W. Ramsey, our Director of Research and Development and New Product Development, which she assigned to us.
     No assurance can be given that any additional patents relating to our existing technology will be issued from the United States or any foreign patent offices, that we will receive any patents in the future based on our continued development of our technology, or that our patent protection within and/or outside of the United States will be sufficient to deter others, legally or otherwise, from developing or marketing competitive products utilizing our technologies.
     In addition to seeking patent protection, we will rely on trade secrets, know-how and continuing technological advancement to seek to achieve and thereafter maintain a competitive advantage. Although we have entered into or intend to enter into confidentiality and invention agreements with our employees, consultants and advisors, no assurance can be given that such agreements will be honored or that we will be able to effectively protect our rights to our unpatented trade secrets and know-how. Moreover, no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.
     Research and Development
     Most of our research and development efforts are related to the application of our coatings to specific products.
     Employees
     We have six full-time employees.

2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Reverse Merger
     On July 26, 2007, the reverse merger between Ecology-CA and OCIS was completed. Pursuant to the Merger, the shareholders of Ecology-CA acquired 95% of the outstanding shares of OCIS by exchanging their shares for a like number of shares of OCIS. As such, the following Management Discussion and Analysis is focused on the operations of the Ecology Coatings, Inc. and excludes the operations of OCIS.
Overview
     The following discussion summarizes the material changes in our financial condition between September 30, 2006 and September 30, 2005 and the material changes in our results of operations and financial condition between the year ended September 30, 2006 and September 30, 2005.
     We develop nano-engineered, ultra-violet curable coatings that are designed to drive efficiencies and clean processes in manufacturing. We create proprietary coatings with unique performance attributes by leveraging our platform of integrated nano-material technologies. We collaborate with industry leaders to develop high-value, high-performance coatings for applications in the specialty paper, automotive, general industrial, electronic and medical arenas.
     Since 1990, we have focused on developing products that enable the inexpensive mass production of protective coatings that leverage nano-particle technology and are cured under UV light to create coatings that are not only superior, but also clean and efficient. The use of liquid nano-technology™ represents a paradigm shift in coatings technology. While our competitors have focused their efforts on improving the traditional powder-coat, water-borne and solvent-based coatings, we have striven for technological breakthroughs. We have developed over 200 individual coating formulations that address the limitations of traditional coatings.
Plan of Operation
     We plan to build our revenues by focusing on direct sales, sales with joint venture partners to original equipment manufacturers, and by licensing activities with key industry partners in selected markets.
Operating Results
     For the Six Months Ended March 31, 2007 and 2006
     The Statement of Operations is included in the Financial Statements attached to this Report. Please refer to this Statement of Operations.

Results From Operations
     Revenues for the six months ended March 31,2007 and March 31, 2006, were $20,834 and $21,005, respectively. All of the revenues for the six months ended March 31,2007 and substantially all of the revenues for the six months ended March 31, 2006 were derived from the licensing agreement with Red Spot. These revenues stem from the amortization of the initial payment of $125,000 by Red Spot to the Company in May, 2005 and not from any subsequent transactions.
     General and Administrative Expenses for the six months ended March 31, 2007 and March 31, 2006 were $1,134,960 and $187,638, respectively. The increase in such expenses for the six months ended March 31,2007 is, in general, explained by steps taken to ready the Company for a private offering and the subsequent merger with OCIS, as well as to expose the investment community to the Company.
     Operating Losses for the six months ended March 31, 2007 and March 31, 2006 were ($1,267,411) and ($166,633), respectively. The increased loss between the periods is explained by the increase in General and Administrative Expenses discussed above.
     Interest Income. Interest income for the six months ended March 31, 2007 and March 31, 2006 was $2,374 and $0, respectively. This income reflects interest earned on bank account balances.
     Interest Expense. Interest expense for the six months ended March 31, 2007 and March 31, 2006 was $155,659 and $9,394, respectively. These amounts reflect interest accrued on convertible notes payable to third parties as well as notes payable to related parties. $1,850,000 was borrowed on convertible notes payable in varying increments between February 1, 2006 and December 31, 2006. Of this, only $350,000 was outstanding as of March 31, 2006 while $1,850,000 was outstanding as of March 31, 2007, resulting in the increase reflected herein.
     Income Tax Provision. No provision for income tax benefit from net operating losses has been made for the six months ended March 31, 2007 and March 31, 2006 as the Company has fully reserved the asset until realization is more reasonably assured.
     Net Loss. Net Loss for the six months ended March 31, 2007 and March 31, 2006 was ($1,267,411) and ($176,027), respectively. The increase in the loss results primarily from the increase in General and Administrative Expenses and Interest Expense discussed above.
     Basic and Diluted Loss per Share. Basic and Diluted Loss per Share for the six months ended March 31, 2007 and March 31, 2006 was ($.04) and ($.01), respectively. This change reflects the increased Net Loss discussed above.
     Liquidity and Capital Resources. Cash and cash equivalents as of March 31, 2007 and March 31, 2006 totaled $56,221 and $215,009, respectively. The decline reflects the Net Loss incurred during the period, offset to a large degree by additional borrowings.

For the Years Ended September 30, 2006 and 2005
Results From Operations
     Revenues for the years ended September 30, 2006 and September 30, 2005 were $41,838 and $17,084, respectively. All of the revenues for the year ended September 30, 2006 and substantially all of the revenues for the year ended September 30, 2005 were derived from the licensing agreement with Red Spot. These revenues stem from the amortization of the initial payment of $125,000 by Red Spot to the Company in May, 2005 and not from any subsequent transactions.
     General and Administrative Expenses for the years ended September 30, 2006 and September 30, 2005 were $636,230 and $318,759, respectively. The increase in such expenses for the year ended September 30, 2006 is, in general, explained by steps taken to ready the Company for a private offering and the subsequent merger with OCIS, as well as to expose the investment community to the Company.
     Operating Loss. Operating Losses for the years ended September 30, 2006 and September 30, 2005 were ($594,392) and ($301,675), respectively. The increase in operating losses between the years is explained by the increase in General and Administrative Expenses discussed above.
     Interest Income. There was no interest income for either period under discussion.
     Interest Expense. Interest Expense for the years ended September 30, 2006 and September 30, 2005 as $65,234 and $10,366, respectively, reflecting increased borrowings to subsidize Company operations.
     Income Tax Provision. No provision for income tax benefit from net operating losses was recorded for the years ended September 30, 2006 and September 20, 2005 as the Company had fully reserved the asset until realization is more reasonably assured.
     Net Loss. Net Losses for the years ended September 30, 2006 and September 30, 2005 were ($659,626) and ($312,041), respectively. The increase in the net losses between the years resulted primarily from the increase in General and Administrative Expenses and Interest Expense discussed above.
     Basic and Diluted Loss per Share. Basic and Diluted Loss per Share for the years ended September 30, 2006 and September 30, 2005 was ($.03) and ($.02), respectively. This change reflects the increase in Net Loss discussed above.
     Liquidity and Capital Resources. Cash and cash equivalents as of September 30, 2006 and September 30, 2005 totaled $736,379 and $10,165, respectively. This increase reflects the additional borrowings during the year ended September 30, 2006, offset partially by the increased Net Loss incurred during the period.
Liquidity and Capital Resources

Current and Expected Liquidity
     Historically, we have financed operations primarily through the issuance of debt. In the near future, as additional capital is needed, we expect to rely primarily on the sale of equity securities, including related derivative securities. Subsequent to the financial statement period under review, we raised $2,483,500 in cash from a private placement. Additionally, pursuant to the terms of the private placement, three debt holders converted $1,749,470 in principal and accrued interest to common stock.
     We have convertible notes payable to three separate parties in an original principal amount of $1,850,000 that do not contain any restrictive covenants with respect to the issuance of additional debt or equity securities by the Company. The notes payable, together with accrued interest, are due and payable on December 31, 2007, unless converted to common stock prior to that date. As stated in the previous paragraph, three of the debt holders converted $1,749,470 in principal and accrued interest into common stock pursuant to the terms of the private placement. Additionally, we have notes owing to shareholders totaling $243,500 plus accrued interest as of March 31, 2007. These notes are due and payable on December 31, 2007. None of the debt is subject to restrictive covenants. All debt is unsecured.
     Our cash increased by $726,214, from $10,165 at September 30, 2005 to $736,379 at September 30, 2006, due primarily to proceeds from the issuance of debt of $1,400,000 offset by cash used in operations ($545,038) and cash used in the development of patents ($122,062).
     We will continue to use substantial amounts of cash to enhance the marketability of our intellectual property and to improve the visibility of our common stock. We intend to utilize our common stock to leverage funds for the acquisition of manufacturing capacity. See also Plan of Operation.
     On July 26, 2007 we had approximately 32,130,684 common shares issued and outstanding. As of that same date, options to purchase up to 3,518,650 shares of common stock had been granted. Additionally, $237,916 in convertible notes and accrued interest were outstanding that could be converted into 145,391 shares of common stock.
Capital Commitments
     The following table discloses aggregate information about our contractual obligations and the periods in which payments are due as of July 26, 2007:

		Less
		Than		4-5	After
Contractual Obligations	Total	1 Year	1-3 Years	Years	5 Years
Notes Payable	$428,966	$428,966	$—	$—	$—
Interest on Notes Payable	61,424	61,424	—	—	—
Contractual Service Agreements	412,500	302,500	110,000	—	—

Total Contractual Obligations	$867,424	$757,424	$110,000	$—	$—

Off-Balance Sheet Arrangements
     There were no off-balance sheet arrangements at July 26, 2007.
Critical Accounting Policies and Estimates
     Revenue recognition. Revenues from licensing contracts are recorded ratably over the life of the contract. Contingency earnings such as royalty fees are recorded when the amount can reasonably be determined and collection is likely.
     Loss per Share. Basic loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing the net loss by the weighted average number of shares of common stock and potentially dilutive securities outstanding during the period. Potentially dilutive shares consist of the incremental common shares issuable upon the exercise of stock options and warrants and the conversion of convertible debt. Potentially dilutive shares are excluded from the weighted average number of shares if their effect is antidilutive. The Company had a net loss for all periods presented herein; therefore, none of the dilutive securities outstanding during each of the periods presented were included in the computation of diluted loss per share as they were antidilutive.
     Income taxes and deferred income taxes. We use the asset and liability approach for financial accounting and reporting for income taxes. Deferred income taxes are provided for temporary differences in the bases of assets and liabilities as reported for financial statement purposes and income tax purposes and for the future use of net operating losses. We have recorded a valuation allowance against the net deferred income tax asset. The valuation allowance reduces deferred income tax assets to an amount that represents management’s best estimate of the amount of such deferred income tax assets that more likely than not will be realized. The Company cannot be assured of future income to realize the net deferred income tax asset; therefore the deferred income tax asset has been fully reserved against in the accompanying financial statements.
     Use of estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
     Cash and cash equivalents. The Company considers cash and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents.
     Accounts Receivable. Accounts receivable consist of amounts due from customers less amounts for potentially uncollectible accounts. The Company follows the allowance method of recognizing uncollectible accounts receivable. The Company provides a provision for an estimate of accounts receivable deemed to be uncollectible. This estimate is based upon the length of time balances are outstanding from the terms of sale and the Company’s prior history of uncollectible accounts receivable. Accounts receivable are generally unsecured and do not include any finance charges.
     Property and Equipment. Property and equipment is stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the following useful lives:

Computer equipment	3-5 years
Furniture and fixtures	3-7 years
Test equipment	5-7 years
Software	3 years
     Repairs and maintenance costs are charged to operations as incurred. Betterments or renewals are capitalized as incurred.
     The Company reviews long lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset with future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.
     Patents. It is the Company’s policy to capitalize costs associated with securing a patent. Costs consist of legal and filing fees. Once a patent is issued, it is amortized on a straight-line basis over its estimated useful life of approximately eight years.
     Research and Development Expenditures. Research and development expenditures, which include the cost of materials consumed in research and development activities, salaries, wages and other costs of personnel engaged in research and development, costs of services performed by others for research and development on behalf of the company and indirect costs are expensed as research and development costs when incurred.
     Stock-Based Compensation. Our stock option plan is subject to the provisions of Statement of Financial Accounting Standards (“SFAS”) Number 123(R), Accounting for Stock-Based Compensation. Under the provisions of SFAS Number 123(R), employee and director stock-based compensation expense is measured utilizing the fair-value method.
     The Company accounts for stock options granted to non-employees under SFAS Number 123 using EITF 98-16 requiring the measurement and recognition of stock-based compensation to consultants under the fair-value method with stock-based compensation expense being charged to earnings on the earlier of the date services are performed or a performance commitment exists.
     Recent Accounting Pronouncements
     In March 2006, the FASB issued Statement of Financing Accounting Standard (“SFAS”) No. 156, “Accounting for Servicing of Financial Assets,” (“SFAS No. 156”) which provides an approach to simplify efforts to obtain hedge-like (offset) accounting. This new Statement amends SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity’s fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. The adoption of SFAS No. 156 did not have a material effect on the financial statements.

     In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which establishes how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of this Statement on our financial statements, but we do not expect SFAS 157 to have a material effect.
     In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS No. 158”) an amendment of FASB Statement No. 87 “Employers’ Accounting for Pensions”, FASB Statement No. 88 “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Terminated Benefits”, FASB No. 106 “Employers’ Accounting for Postretirement Benefits Other than Pensions”, and FASB Statement No. 132 (R) “Employers’ Disclosures about Pensions and Other Postretirement Benefits”. This statement requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position with limited exceptions. Issuers of publicly traded equity securities are required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. This requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. Earlier application of this statement is encouraged. The Company does not believe that the adoption of SFAS No. 158 will have a material effect on our results of operations or financial position.
     In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 allows companies to choose to measure many financial instruments and certain other items at fair value. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the Company’s financial condition or results of operation. SFAS 159 will become effective for the Company beginning in fiscal 2008. The Company is currently evaluating what effects the adoption of SFAS 159 will have on the Company’s future results of operations and financial condition.
RISK FACTORS
     You should carefully consider the following risk factors and all other information contained in this report before purchasing shares of our common stock. Investing in our common stock involves a high degree of risk. If any of the following events or outcomes actually occurs, our business, operating results and financial condition would likely suffer. As a result, the trading price of our common stock could decline and you may lose all or part of the money you paid to purchase our common stock.

Note: There could be additional risk factors that are not discussed herein.
Risks Related to the Company
We are largely an inception stage company and have a history of operating losses
     We are largely an inception stage company and had an accumulated deficit of $2,523,710. Thus, we have a limited operating history upon which investors may rely to evaluate our prospects. Such prospects must be considered in light of the problems, expenses, delays and complications associated with a business that seeks to commence more significant revenue operations. We will need to raise funds in our private placement to continue to fund our operations. Operating losses have resulted principally from costs incurred in the preparation of our private placement memorandum, promotion of our products, and from salaries and general and administrative costs. We have generated nominal revenue to date.
We expect to continue to generate operating losses and experience negative cash flow and it is uncertain whether we will achieve future profitability
     We expect to continue to incur operating losses until such time, if ever, as we are able to achieve sufficient levels of revenue from operations. Our ability to commence revenue operations and achieve profitability will depend on our products functioning as intended, the market acceptance of our liquid nano-technology™ products and our capacity to develop, introduce and bring additional products to market. There can be no assurance that we will ever generate sales or achieve profitability. Accordingly, the extent of future losses and the time required to achieve profitability, if ever, cannot be predicted at this point.
Our auditors have expressed a going concern opinion
     We have incurred losses, primarily as a result of our inception stage, general and administrative, and pre-production expenses and our limited amount of revenue. Accordingly, we have received a report from our independent auditors that includes an explanatory paragraph describing their substantial doubt about our ability to continue as a going concern.
The Company will need additional financing
     Our cash requirements may vary materially from those now planned depending on numerous factors, including the status of our marketing efforts, our business development activities, the results of future research and development and competition. We believe that the net proceeds from our private placement and our prior capital raising activities, together with our projected revenue and cash flow from operations, if any, will not be sufficient to fund our working and other capital requirements as we arrange for additional capital. However, we may need to raise additional funds to finance our capital requirements through private or public financings before such point for a variety of reasons, including our inability to achieve more substantial revenue operations as we anticipated, and to achieve a profitable level of operations. Such financing could include equity financing, which may be dilutive to stockholders, or debt financing, which would likely restrict our ability to make acquisitions and borrow from other sources. In addition, such securities may contain rights, preferences or privileges senior to those of the rights of our current shareholders. We do not currently have any commitments for additional financing. There can be no assurance that additional funds will be available on terms attractive to us or at all. If adequate funds are not available, we may be required to curtail our pre-production, sales and research and development activities and/or otherwise materially reduce our operations. Any inability to raise adequate funds could have a material adverse effect on our business, results of operations and financial condition.
We are dependent on key personnel
     Our success will be largely dependent upon the efforts of our executive officers, Richard D. Stromback, F. Thomas Krotine and Sally J. W. Ramsey, our principal chemist. The loss of the services of these individuals could have a material adverse effect on our business and prospects. There can be no assurance that we will be able to retain the services of such individuals in the future. We intend to obtain and maintain key-person life insurance policies on Richard D. Stromback and Sally J. W. Ramsey in the amounts of $500,000 each until we achieve positive cash flow, if such policies can be obtained and maintained at a reasonable cost to us. Our success will be dependent upon our ability to hire and retain qualified technical, research, management, marketing and financial personnel. We will compete with other companies with greater financial and other resources for such personnel. Although we have not, to date, experienced difficulty in attracting qualified personnel, there can be no assurance that we will be able to retain our present personnel or acquire additional qualified personnel as and when needed.
Risks Related to our Business
We are operating in both mature and developing markets, and there is uncertainty as to acceptance of our technology and products in these markets
     We researched the markets for our products using our own personnel rather than third parties. We have conducted limited test marketing and thus have relatively little information on which to estimate our levels of sales, the amount of revenue our planned operations will generate and our operating and other expenses. There can be no assurance that we will be successful in our efforts to market our products or to develop our markets in the manner we contemplate.
     Certain markets, such as electronics and specialty packaging, are developing and rapidly evolving and are characterized by an increasing number of market entrants who have developed or are developing a wide variety of products and technologies, a number of which offer certain of the features that our products offer. Because of these factors, demand and market acceptance for new products are subject to a high level of uncertainty. In mature markets, such as automotive or general industrial, we may encounter resistance by our potential customers in changing to our technology because of the capital investments they have made in their present production or manufacturing facilities. Thus, there can be no assurance that our technology and products will become widely accepted. It is also difficult to predict with any assurance the future growth rate, if any, and size of these markets. If a substantial market fails to develop, develops more slowly than expected or becomes saturated with competitors or if our products do not achieve market acceptance, our business, operating results and financial condition will be materially and adversely affected.

     Our technology is also intended to be marketed and licensed to component or device manufacturers for inclusion in the products they market and sell as an embedded solution. As with other new products and technologies designed to enhance or replace existing products or technologies or change product designs, these potential partners may be reluctant to adopt our coating solution into their production or manufacturing facilities unless our technology and products are proven to be both reliable and available at a competitive price and the cost-benefit analysis is favorable to the particular industry. Even assuming acceptance of our technology, our potential customers may be required to redesign their production or manufacturing facilities to effectively use our liquid nano-technology™. The time and costs necessary for such redesign could delay or prevent market acceptance of our technology and products. A lack of, or delay in, market acceptance of our liquid nano-technology™ products would adversely affect our operations. There can be no assurance that we will be able to market our technology and products successfully or that any of our technology or products will be accepted in the marketplace.
Long Sales Cycle
     Our principal target market is the multi-billion OEM coatings market. OEM manufacturers traditionally have substantial capital investments in their plant and equipment, including the coating portion of the production process. In this market, the sale of our coating technology will be subject to budget constraints and resistance to change of long-established production techniques and processes, which could result in a significant reduction in our anticipated revenues. We cannot assure investors that such customers will have the necessary funds to purchase our technology and products even though they may want to do so. Further, even if such customers have the necessary funds, we may experience delays and relatively long sales cycles due to their internal decision making policies and procedures and reticence to change.
Our target markets are characterized by new products and rapid technological change
     The target markets for our products are characterized by rapidly changing technology and frequent new product introductions. Our success will depend in part on our ability to enhance our planned technologies and products and to introduce new products and technologies to meet changing customer requirements. We intend to devote significant resources toward the development of liquid nano-technology™ solutions. There can be no assurance that we will successfully complete the development of these technologies and related products in a timely fashion or that our current or future products will satisfy the needs of the coatings market. There can also be no assurance that liquid nano-technology™ products and technologies developed by others will not adversely affect our competitive position or render our products or technologies non-competitive or obsolete.
There is a significant amount of competition in our market
     The industrial coatings market is extremely competitive. Competitive factors in these industries include ease of use, quality, portability, versatility, reliability, accuracy, cost and other factors. Our primary competitors are expected to include companies with substantially greater financial, technological, marketing, personnel and research and development resources than we currently have. There are direct competitors who have competitive technology and products for many of our products. Further, there can be no assurance that new companies will not enter our markets in the future. Although we believe that our products will be distinguishable from those of our competitors on the basis of their technological features and functionality at an attractive value proposition, there can be no assurance that we will be able to penetrate any of our anticipated competitors’ portions of the market. Many of our anticipated competitors may have existing relationships with manufacturers which may impede our ability to market our technology to potential customers and build market share. There can be no assurance that we will be able to compete successfully against currently anticipated or future competitors or that competitive pressures will not have a material adverse effect on our business, operating results and financial condition.
We have limited marketing capability
     We have limited marketing capabilities and resources. In order to achieve market penetration we will have to undertake significant efforts and expenditures to create awareness of, and demand for, our technology and products. Our ability to penetrate the market and build our customer base will be substantially dependent on our marketing efforts, including our ability to establish strategic marketing arrangements with OEM manufacturers and suppliers. No assurance can be given that we will be able to enter into any such arrangements or if entered into that they will be successful. Our failure to successfully develop our marketing capabilities, both internally and through third-party alliances, would have a material adverse effect on our business, operating results and financial condition. Further, there can be no assurance that, if developed, such marketing capabilities will lead to sales of our technologies and products.
We are dependent on manufacturers and suppliers
     We purchase, and intend to continue to purchase, all of the raw materials for our products from a limited number of manufacturers and suppliers. We do not intend to directly manufacture any of the chemicals or other raw materials used in our products. Our reliance upon outside manufacturers and suppliers is expected to continue and involves several risks, including limited control over the availability of raw materials, delivery schedules, pricing and product quality. We may experience delays, additional expenses and lost sales if we are required to locate and qualify alternative manufacturers and suppliers.
     A few of the raw materials for our products are produced by a very small number of specialized manufacturers. While we believe that there are alternative sources of supply, if, for any reason, we are precluded from obtaining such materials from such manufacturers, we may experience long delays in product delivery due to the difficulty and complexity involved in producing the required materials and we may also be required to pay higher costs for our materials.
We are uncertain of our ability to protect technology through patents
     Our ability to compete effectively will depend on our success in protecting our proprietary liquid nano-technology™, both in the United States and abroad. We have filed for patent protection in the United States and certain other countries to cover a number of aspects of our liquid nano-technology™. The U.S. Patent Office (“USPTO”) has issued four patents. We have ten applications still pending before the USPTO and ten patent applications pending in other countries.
     No assurance can be given that any additional patents relating to our existing technology will be issued from the United States or any foreign patent offices, that we will receive any additional patents in the future based on our continued development of our technology, or that our patent protection within and/or outside of the United States will be sufficient to deter others, legally or otherwise, from developing or marketing competitive products utilizing our technologies.
     If we obtain patents, there can be no assurance that they will be enforceable to prevent others from developing and marketing competitive products or methods. If we bring an infringement action relating to any future patents, it may require the diversion of substantial funds from our operations and may require management to expend efforts that might otherwise be devoted to our operations. Furthermore, there can be no assurance that we will be successful in enforcing our patent rights.
     Further, if any patents are issued, there can be no assurance that patent infringement claims in the United States or in other countries will not be asserted against us by a competitor or others, or if asserted, that we will be successful in defending against such claims. If one of our products is adjudged to infringe patents of others with the likely consequence of a damage award, we may be enjoined from using and selling such product or be required to obtain a royalty-bearing license, if available on acceptable terms. Alternatively, in the event a license is not offered, we might be required, if possible, to redesign those aspects of the product held to infringe so as to avoid infringement liability. Any redesign efforts undertaken by us might be expensive, could delay the introduction or the re-introduction of our products into certain markets, or may be so significant as to be impractical.
We are uncertain of our ability to protect our proprietary technology and information
     In addition to seeking patent protection, we rely on trade secrets, know-how and continuing technological advancement to achieve and thereafter maintain a competitive advantage. Although we have entered into or intend to enter into confidentiality and invention agreements with our employees, consultants, certain potential customers and advisors, no assurance can be given that such agreements will be honored or that we will be able to effectively protect our rights to our unpatented trade secrets and know-how. Moreover, no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.
Risks related to our license arrangements
     We have licensing agreements with Red Spot Paint & Varnish and DuPont regarding the use of specific formulations for designated applications. The DuPont license provides multiple formulas for use on metal parts in the North American automotive market. This is a non-exclusive licensing agreement with an option for other fields that has a five-year term through November 8, 2009. We also have a licensing agreement with Red Spot that provides formulations for specific tank coatings. Such licenses are renewable provided the parties are in compliance with the agreements. Although these licenses provide for royalties based upon net sales of our UV-cured coating formulations, there can be no assurance that Red Spot or DuPont will aggressively market products with our coatings and, thus, entitle us to receive royalties at any level.
We have not completed our trademark registrations
     We have filed for protection for “EZ-Recoat™,” “liquid nano-technology™” and “Ecology Coatings™” as trademarks in connection with our proposed business and marketing activities. Although we intend to pursue the registration of our marks in the United States and other countries, there can be no assurance that prior registrations and/or uses of one or more of such marks, or a confusingly similar mark, does not exist in one or more of such countries, in which case we might be precluded from registering and/or using such mark in certain countries.
There are economic and general risks relating to business
     The success of our activities is subject to risks inherent in business generally, including demand for products and services; general economic conditions; changes in taxes and tax laws; and changes in governmental regulations and policies.
Risk Related to our Common Stock
There is a limited market for our common stock and holders may not be able to sell shares.
     There is no assurance that any future registration statement will be declared effective by the SEC. We expect the SEC to scrutinize our registration statements because of the relatively early stage of development of our business compared to most public companies.
     We intend to have our stock traded on the OTC Bulletin Board after completion of the Merger. We do not presently meet the qualifications for listing our stock on the NASDAQ or one of the national stock exchanges. There can be no assurance that our application will be granted or that an active market will develop for our common stock on the OTC Bulletin Board. Additionally, there can be no assurance any broker will be interested in trading our stock. Therefore, it may be difficult to sell your shares if you desire or need to sell them. You may have no more liquidity in your stock even if we are successful in the future in registering with the SEC and listed on the OTC Bulletin Board.
Control by key stockholders
     As of July 26, 2007 our largest stockholders, Richard D. Stromback, Douglas Stromback, and Deanna Stromback, who are the brother and sister of Richard D. Stromback, respectively, and Sally J.W. Ramsey hold shares representing approximately 78.4% of the voting power of our outstanding capital stock. Such voting power constitutes effective voting control in all matters requiring stockholder approval. These voting and other control rights mean that our other stockholders, including investors in our private placement, will have only limited rights to participate in our management. These rights may also have the effect of delaying or preventing a change in our control and may otherwise decrease the value of the shares and voting securities owned by other stockholders.
Because our common stock will likely be considered a “penny stock,” any investment in our shares is considered to be a high-risk investment and is subject to restrictions on marketability
     Our common stock will be considered a “penny stock” when it is listed on the OTC Bulletin Board if it trades for less than $5 per share. The OTC Bulletin Board is generally regarded as a less efficient trading market than the NASDAQ Capital or Global Markets.
     The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to effecting a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock.
     Since our common stock will be subject to the regulations applicable to penny stocks, the market liquidity for our common stock could be adversely affected because the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market in the future.
We have never paid dividends and have no plans to in the future
     Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business.
The issuance of options and warrants may dilute the interest of stockholders
     We have granted options and warrants to purchase 3,518,650 shares of our common stock under our 2007 Stock Option and Restricted Stock Plan (the “2007 Plan”). We have reserved a total of 4,500,000 Shares of common stock under our 2007 Plan. To the extent that outstanding stock options are exercised, dilution to the interests of our stockholders may occur. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of the outstanding options can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in such outstanding options.
We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our common stock
     Our Articles of Incorporation authorize the issuance of 90,000,000 shares of our common stock and 10,000,000 shares of preferred stock. The common stock and preferred stock can be issued by our board of directors, without stockholder approval. Any future issuances of our common stock or preferred stock could further dilute the percentage ownership of our Company held by existing stockholders. Our preferred stock is a blank check in that our board of directors can set the terms and conditions of the preferred stock without any stockholder approval.
Indemnification of officers and directors
     The Articles of Incorporation and Bylaws of the Company contain broad indemnification and liability limiting provisions regarding our officers, directors and employees, including the limitation of liability for certain violations of fiduciary duties. Shareholders of the Company therefore will have only limited recourse against the individuals.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Market Risk Disclosures
     Derivative Financial Instruments, Other Financial Instruments, and Derivative Commodity Instruments.
     As of July 26, 2007, the Company did not participate in any derivative financial instruments, or other financial and commodity instruments for which fair value disclosure would be required under SFAS No. 107.
Primary Market Risk Exposures.
     The Company’s primary market risk exposure is in the area of interest rate risk. The Company’s investment portfolio of cash equivalents is subject to interest rate fluctuations, but the Company believes this risk is immaterial due to the short-term nature of these investments.
3. DESCRIPTION OF PROPERTY
     The Company’s executive office consists of approximately 1,000 square feet and is located at 35980 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304. The lease commenced on September 1, 2006 and continues on a month-to-month basis and its monthly rent is $3,200.
     We also lease approximately 3,600 square feet of laboratory space at 1238 Brittain Road, Akron, Ohio 44310. We use this facility for manufacturing, storing and testing of our product. The lease on the facility terminates on August 31, 2007 and the monthly rent is $1,800.

4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The following table sets forth certain information regarding the common stock of OCIS beneficially owned on July 25, 2007, prior to giving effect to the Closing of the Merger, forward split and the Capital Raise, for (i) each stockholder known to be the beneficial owner of 5% or more of the outstanding common stock of OCIS, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. On July 25, 2007, immediately prior to the Closing of the Merger, forward split and the Capital Raise, OCIS had 1,017,000 shares of common stock outstanding.

			Percent of
Title of Class	Name of Beneficial Owner(2)	Number of Shares Owned	Class
Common	Brent W. Schlesinger	104,000	10.23%
	3942 South 210 West
	Salt Lake City, Utah 84107

Common	R. Kirk Blosch	262,000	25.76%
	2081 South Lake Line Rd.
	Salt Lake City, Utah 84109

Common	Jeff W. Holmes	262,000	25.76%
	600 Highway 50 Pinewild
	At Marla Bay, Unit 101
	Zephyr Cove, Nevada 89448

Common	All Officers and Directors	628,000	61.75%
	as a Group (Three persons)
     The following table sets forth certain information regarding the Company’s common stock beneficially owned on July 25, 2007, after giving effect to the Closing of the Merger, forward split and the Capital Raise, for (i) each stockholder known to be the beneficial owner of 5% or more of the Company’s outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, on an approximated pre- and post- forward split basis. Unless otherwise indicated, each person in the table has sole voting and investment power with respect to the shares shown. The table assumes a total of 32,130,684 shares of the Company’s common stock outstanding as of July 25, 2007, on a post-forward split basis and on an as-converted basis.

			Percent of
Title of Class	Name of Beneficial Owner(1)	Number of Shares Owned	Class
	Current Directors

Common	Richard D. Stromback (2)	16,200,000	50.38%
	1050 Northover
	Bloomfield Hills, MI 48304

Common	F. Thomas Krotine	-0-	0.00%
	17441 Hawksview Lane
	Chagrin Falls, OH 44023

Common	Robert W. Liebig	-0-	0.00%
	6 Hill Farm Circle
	North Oak, MN 55127

Common	All Officers and Directors as	16,200,000	50.38%
	a Group (Three person)

	Principal Shareholders

Common	Richard D. Stromback (2)	16,200,000	50.38%

Common	F. Thomas Krotine	-0-	0.00%

Common	Adam S. Tracy (3)	25,000	0.08%

Common	Sally J. W. Ramsey	3,000,000	9.33%

Common	Robert W. Liebig	-0-

Common	David W. Morgan	-0-

Common	Kevin Stolz	-0-

Common	Deanna Stromback (4)	3,000,000	9.33%

Common	Douglas Stromback (4)	3,000,000	9.33%

Common	All officers and directors as
	a group (seven persons)	19,300,000	60.03%

(1)	Unless otherwise provided, all shares are owned beneficially and of record by the person indicated.

(2)	Richard D. Stromback’s total shares include 62,500 shares owned beneficially and of record by his wife, Jill Stromback.

(3)	Includes 25,000 options to purchase shares of common stock exercisable within 60 days.

(4)	Deanna Stromback and Douglas Stromback are the sister and brother, respectively, of Richard D. Stromback.

5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
     Effective as of the Closing, Brent W. Schlesinger, R. Kirk Blosch and Jeff W. Holmes resigned their positions as officers and directors of the Company. The following table sets forth the names, positions and ages of our directors and/or executive officers.

Name	Age	Position
Richard D. Stromback	38	Chairman of the Board of Directors
F. Thomas Krotine	66	President, Chief Executive Officer and Director
David W. Morgan	48	Vice President, Chief Financial Officer and Treasurer
Adam S. Tracy	29	Vice President, General Counsel and Secretary
Kevin Stolz	44	Controller and Chief Accounting Officer
Sally J.W. Ramsey	54	Director of Research and Development and New Product Development
Robert W. Liebig	57	Director
     Richard D. Stromback. From November 2003 to the present, Mr. Stromback served as a director of the Ecology-CA. Mr. Stromback purchased a controlling interest in the Ecology-CA in December 2003. From November 2004 to November 1, 2006, Mr. Stromback served as President, Secretary and Chief Executive Officer of Ecology-CA. From March 2004 to the present, Mr. Stromback has served as Chairman of the Board of Directors of the Ecology-CA. Effective as of the Closing, Mr. Stromback was elected a director of the Company. From 1997 to 2003, Mr. Stromback was the CEO of Web Group, a privately-held IT staffing firm founded by Mr. Stromback in 1997. Mr. Stromback holds a B.A. from Brandon University in Canada.
     F. Thomas Krotine. From November 2006 to the present, Mr. Krotine was the President and Chief Executive Officer of Ecology-CA. Effective as of the Closing, Mr. Krotine was elected a director of the Company and appointed President and Chief Executive Officer of the Company. Mr. Krotine is an industry veteran with over thirty-five years of coatings industry experience. From 1996 to 2001, Mr. Krotine served as Chairman of CV Materials, a privately-held a supplier of porcelain enamel materials and coatings. Prior to his role at CV Materials, from 1992 to 1996 Mr. Krotine was the Manager of TK Holdings, a private company which he formed to acquire equity holdings in small to medium-sized manufacturing companies. From 1990 to 1992, Mr. Krotine served as a Vice President at Valspar, a publicly-held coatings company, where he managed Valspar’s North American powder coating business. From 1980 to 1990, Mr. Krotine also served as Senior Vice President at Sherwin-Williams Company, a publicly-held paint and coatings concern, where he was responsible for technology management and corporate environmental and health compliance. Mr. Krotine holds a B.A., an M.S. and a Ph.D. in Metallurgy and Materials Science from Case Western Reserve University in Cleveland, Ohio.

     Sally Judith Weine Ramsey. Ms. Ramsey is a founder of Ecology. From 1990 to the present, Ms. Ramsey served as Vice President of Ecology-CA and from 1990 to November 2006 served as Secretary and Assistant Secretary. From 1990 to November 2003, she served as a director of Ecology-CA. As of the Closing, Ms. Ramsey was appointed Director of Research and Development and New Product Development of the Company. Ms. Ramsey founded Ecology-CA and began her research in coatings in 1990. Ms. Ramsey is a graduate of the Bronx School of Science and holds a B.S. in Chemistry with honors from Hiram College.
     Adam S. Tracy. From November 2006 to the present, Mr. Tracy was the Vice President and Secretary of Ecology-CA. Mr. Tracy became the Vice President, General Counsel and Secretary as of the Closing. Before joining Ecology, Mr. Tracy practiced law at a private law firm from 2005 to 2006 and was employed by British Petroleum, a major international petrochemicals concern from 2000 to 20003, in its risk management division. Mr. Tracy holds two B.A. degrees from the University of Notre Dame and a J.D. and an M.B.A. from DePaul University.
     Robert W. Liebig. From March 2007 to the present, Mr. Liebig served as a director of Ecology-CA. Effective as of the Closing, Mr. Liebig became a Director of the Company. From 1996 to the present, Mr. Liebig has been the President of Irish Financial Group, Inc. a private company which provides financial advisory services to real estate developers, financial institutions, mortgage bankers and new businesses. From 1987 to 1996, Mr. Liebig was Senior Vice President of the Multi-Family/Commercial Trading Desk at Lehman Brothers. From 1983 to 1987, Mr. Liebig was Senior Vice President, Income Loan Division for the Chicago office of First Boston. Mr. Liebig holds a B. A. from the University of Minnesota and a J.D. from the William Mitchell College of Law.
     David W. Morgan. From May 2007 to the present, Mr. Morgan is the Chief Financial Officer of Ecology-CA. As of the Closing, Mr. Morgan was appointed as the Chief Financial Officer of the Company. Mr. Morgan has 26 years of broad financial and operating experience in the telecommunications and information technology services industries, including 13 years of experience as a Director, Vice President and CFO. Since May 2006, Mr. Morgan served as the President and Chief Executive Officer of D. W. Morgan & Company LLC a private investor relations consulting practice in Bloomfield Hills, Michigan. From 2002 to 2006, Mr. Morgan was Vice President – Finance & Business Development, Chief Financial Officer and Treasurer of Techteam Global, Inc., a publicly-held provider of information technology and business process outsourcing support services. From 2001 to 2002, Mr. Morgan was the Vice President, Chief Financial Officer, Treasurer and Secretary of Entivity, Inc., a privately-held visualization and control software company. From 1998 to 2001, Mr. Morgan was the Vice President, Chief Financial Officer and Treasurer of Clover Technologies, Inc., a privately-held international data, video and structured cabling systems integration company. Mr. Morgan holds a B.A. from the University of Michigan, Ann Arbor.
     Kevin Stolz. From February 2007 to May 2007, Mr. Stolz has served as the Chief Financial Officer of Ecology-CA and from May 2007 to present as Chief Accounting Officer of Ecology-CA. As of the Closing, Mr. Stolz was appointed the Chief Accounting Officer of the Company. Since 1999, Mr. Stolz has been the principal of Kevin Stolz and Associates, Ltd., a Troy, Michigan-based management consulting firm specializing in providing financial and operations consulting services. From 1985 to 1987 , Mr. Stolz worked as an auditor at Coopers & Lybrand, a public accounting firm, and from 1988 to 1992 he worked in commercial lending at JP Morgan/Chase. From 1997 to 1999, Mr. Stolz was the Vice President of Manufacturing of Unique Fabricating, Inc. a privately held Detroit automotive supplier; from 1996 to 1997, a Controller at Broner Glove and Safety, Inc. a privately held wholesale distributor, and; from 1992 to 1995 the Director of Operations for Virtual Services, Inc., a privately held computer services firm. Mr. Stolz has an M.B.A. from the University of Notre Dame and a B.B.A. in Accounting from the University of Portland.
     None of the newly appointed officers and directors, nor any of their affiliates, currently beneficially own any equity securities or rights to acquire any securities of the Company except as otherwise described in this report, and no such persons have been involved in any transaction with the Company or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), other than with respect to the transactions that have been described in this report or in any prior reports filed by the Company with the SEC. In connection with the Merger, the Company has issued options to officers, directors, consultants and employees pursuant to an option plan which was adopted by the Company.
     None of the newly appointed officers and directors have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
     Until further determination by the board, the full Board of Directors will undertake the duties of the Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors.
6. EXECUTIVE COMPENSATION
     The table below sets forth all cash compensation paid or proposed to be paid by the Company to the chief executive officer and the most highly compensated executive officers, and key employees for services rendered in all capacities to the Company during fiscal years ended September 30, 2006 and 2005.

Summary Compensation Table

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name (a)	(b)	($)(c)	($)(d)	($)(e)	($) f)	($)(g)	($)(h)	($)(i)	($)(j)
Richard D. Stromback (1)	2006	$120,000	$0	$0	$0	$0	$0	$0	$120,000
	2005	$0	$0	$0	$0	$0	$0	$0	$0
Sally J.W. Ramsey (2)	2006	$62,142	$15,000	$0	$0	$0	$0	$0	$77,142
	2005	$47,104	$0	$0	$0	$0	$0	$0	$47,104

(1)	Mr. Stromback’s salary commencing January 1, 2007 is $320,000.

(2)	Ms. Ramsey and the Company entered into an employment agreement on January 1, 2007. Pursuant to such employment contract, she will receive a salary of $180,000 for the calendar year 2007, a salary of $200,000 for the calendar years 2008 through 2011, and a salary of $220,000 for calendar year 2012. Ms. Ramsey was awarded options to purchase 450,000 shares of common stock which vest over five years.
     Compensation Policy. Our Company’s executive compensation plan is based on attracting and retaining qualified professionals who possess the skills and leadership necessary to enable our Company to achieve earnings and profitability growth to satisfy our stockholders. We must, therefore, create incentives for these executives to achieve both Company and individual performance objectives through the use of performance-based compensation programs.
     No one component is considered by itself, but all forms of the compensation package are considered in total. Wherever possible, objective measurements will be utilized to quantify performance, but many subjective factors still come into play when determining performance.
     Compensation Components. With the Company still in its early stages of commencing revenue operations, the main elements of our compensation package consist of base salary, stock options, and bonus.
     Base Salary. The base salary for each executive officer is reviewed and compared to the prior year, with considerations given for increase. As we continue to grow and financial conditions continue to improve, these base salaries will be reviewed for possible adjustments.
     Base salary adjustments will be based on both individual and Company performance and will include both objective and subjective criteria specific to each executive’s role and responsibility with the Company.
     Stock Option. Stock option awards were determined by the Board of Directors based on numerous factors, some of which include responsibilities incumbent with the role of each executive to the Company, tenure with the Company, as well as Company performance. The vesting period of said options is also tied, in some instances, to Company performance directly related to certain executive’s responsibilities with the Company.
     Bonuses. To date, bonuses have been granted on a limited basis, with these bonuses related to meeting certain performance criteria that are directly related to areas within the executive’s responsibilities with the Company, such as new product development. As the Company continues to grow, more defined bonus programs will be created to attract and retain our employees at all levels.
     Other. At this time, the Company has no profit sharing plan in place for employees. However, this is another area of consideration to add such a plan to provide yet another level of compensation to the compensation package.
     Mr. Stromback earned a base salary of $100,000 during 2006 and he did not receive a bonus. These earnings only bring his total to $100,000 for 2006. During 2005, Mr. Stromback was not paid a base salary for the year.
     Ms. Ramsey earned a base salary of $62,142 during 2006 along with a bonus of $15,000 for performance criteria she met during the year. These earnings bring her total to $77,142 for 2006. During 2005, Ms. Ramsey was paid a base salary of $47,104 for the year.
Outstanding Equity Awards at Fiscal Year-End
     The Company did not issue any options or stock awards to any of its officers, directors or employees in 2006 and 2005.
     Mr. Stromback received no options in 2006 and 2005. Under the 2007 Stock Option and Restricted Stock Plan, Mr. Stromback received 10,000 options, all of which will vest on March 1, 2008. All of these options have an exercise price of $2.00 each and have a 10-year expiration period from the date of issuance.
     Ms. Ramsey received no options in 2006 and 2005. Under the 2007 Stock Option and Restricted Stock Plan, Ms. Ramsey received 450,000 options, 150,000 options will vest on January 1, 2010, 150,000 options will vest on January 1, 2011, and the last 150,000 options will vest on January 1, 2012. All of these options have an exercise price of $2.00 each and have a 10-year expiration period from the date of issuance.
Stock Option Plans
     Our board of directors adopted the 2007 Stock Option and Restricted Stock Plan (the “2007 Plan”) on May 9, 2007 and the shareholders approved the Plan on June 4, 2007. The 2007 Plan authorizes us to issue up to 4,500,000 shares of our common stock for issuance upon exercise of options and grant of restricted stock awards. In connection with the Merger and to replace options granted to individuals under Ecology-CA’s 2007 Stock Option and Restricted Stock Plan, the Company issued 1,452,500 options under the Plan to our directors, officers and employees, 1,427,500 of which are subject to vesting provisions.

     The Plan authorizes us to grant (i) to the key employees incentive stock options to purchase shares of common stock and non-qualified stock options to purchase shares of common stock and restricted stock awards and (ii) to non-employee directors and consultants non-qualified stock options and restricted stock. Our Compensation Committee will administer the Plans by making recommendations to the board or determinations regarding the persons to whom options or restricted stock should be granted and the amount, terms, conditions and restrictions of the awards.
     The Plan allows for the grant of incentive stock options, non-qualified stock options and restricted stock awards. Incentive stock options granted under the Plan must have an exercise price at least equal to one hundred percent (100%) of the fair market value of the common stock as of the date of grant. Incentive stock options granted to any person who owns, immediately after the grant, stock possessing more than ten percent (10%) of the combined voting power of all classes of our stock, or of any parent or subsidiary corporation, must have an exercise price at least equal to one hundred ten percent (110%) of the fair market value of the common stock on the date of grant. Non-statutory stock options may have exercise prices as determined by our Compensation Committee.
     The Compensation Committee is also authorized to grant restricted stock awards under the Plan. A restricted stock award is a grant of shares of the common stock that is subject to restrictions on transferability, risk of forfeiture and other restrictions and that may be forfeited in the event of certain terminations of employment or service prior to the end of a restricted period specified by the Compensation Committee.
Compensation of Directors
     The non-employee directors received no cash compensation and were reimbursed for their out-of-pocket costs in attending the meetings of the board of directors for 2006 and 2005. Beginning in 2007, non-employee members of our Board of Directors will receive compensation of 25,000 options per year for their services as Board members. The non-employee directors are reimbursed for their out-of-pocket costs in attending the meetings of the Board of Directors. In 2007, the Robert W. Liebig, a non-employee director, received 75,000 options for agreeing to serve on the board in 2007, including on the Audit and Compensation Committees, when they are formed, and 25,000 options for one year of service on the Board. Our non-employee Directors, who are neither employees nor our affiliates, receive 25,000 options upon their appointment as Directors. The options are exercisable at the price our common stock is trading at on the day of the grant of such options.
     No fees were paid to the Board members, Mr. Richard Stromback, Mr. Douglas Stromback and Ms. Deanna Stromback, for serving on the Board during 2006 and 2005. All compensation Mr. Richard Stromback received in these years is noted in the above Executive Compensation table.
     Beginning in 2007, outside Board members will receive compensation of 25,000 options for agreeing to serve as a director of the Company for one year. Mr. Robert W. Liebig received a one time grant of 75,000 options for agreeing to serve as a member of the Board in 2007, but no other non-employee director will receive more than the aforementioned 25,000 options per year for service as a non-employee director.
Employment Contracts; Termination of Employment and Change-in-Control Arrangements
     We currently have employment agreements with Mr. Krotine, Mr. Tracy, Mr. Morgan, Mr. Stolz and Ms. Ramsey.
     F. Thomas Krotine. Mr. Krotine serves as the President and Chief Executive Officer of Ecology pursuant to an agreement with the Company effective November 1, 2006. Under the terms of the agreement, he also serves as a member of the Board of Directors. In each capacity, Mr. Krotine reports to the Chairman of the Board of Directors, Richard D. Stromback.
     Adam S. Tracy. Mr. Tracy serves as the Vice President, General Counsel and Secretary of Ecology Coatings, Inc. pursuant to an agreement with the Company effective November 1, 2006 and amended July 1, 2007. Mr. Tracy reports to the Chief Executive Officer, Mr. Krotine.
     David W. Morgan. Mr. Morgan serves as the Vice President, Chief Financial Officer, and Treasurer of Ecology Coatings, Inc. pursuant to an agreement with the Company effective May 21, 2007. He reports to the Chief Executive Officer, Mr. Krotine.
     Kevin Stolz. Mr. Stolz serves as Controller and Chief Accounting Officer under an agreement with the Company effective February 1, 2007. He reports to the Chief Financial Officer, Mr. Morgan.
     Sally J.W. Ramsey. Ms. Ramsey serves as the Director of Research and Development and New Product Development. Her employment agreement is for a term of five years from January 1, 2007 through January 1, 2012. Her salary for the first year is $180,000, then $200,000 for years two through four, and finally $220,000 for year five. If Ms. Ramsey’s employment is terminated without cause or for “Good Reason,” as defined below in this section, she is entitled to the amount of salary that would have been paid over the balance of the term of the agreement and will receive it over such period.
     The terms of the employment agreements with each of Messrs. Krotine and Morgan is two years, and with Mr. Stolz is one year. Mr. Tracy’s agreement expires on November 1, 2009. Each agreement is renewable for one year at the Company’s option unless either party gives written notice to the other party that it does not wish to extend the agreement. If the executive dies prior to the completion of the term, the agreement will automatically terminate. Upon executive’s death, the Company’s obligations under the agreement terminate other than for: (i) payment of any death benefit compensation under other contracts; (ii) payment of the amounts due under the term life insurance policy; (iii) full vesting and non-forfeiture of stock options granted to the executive, and (iv) the timely payment or provision of other benefits. If the Company determines that the executive has become disabled, the agreement shall terminate 30 days after executive’s receipt of written notice. Upon termination for disability, the Company’s obligations under the agreement terminate other than for: (i) salary payments through the termination date; (ii) accrued bonus through the termination date; (iii) payment of pension, 401(k), and Other Disability Benefits; (iv) full vesting and non-forfeiture of stock options; and (v) the receipt of fully-paid welfare-benefit plans.

     The agreements may be terminated prior to the end of the term by: (i) the Company for “Cause,” as defined therein; (ii) the executive for “Good Reason”; or (iii) 30 days written notice given to the other party for any reason except Death or Disability. “Cause” is defined as, among other things, a willful and substantial failure to fulfill the duties as required under the agreement. If the Company terminates the agreement for Cause, the Company shall be relieved of all further obligations thereunder other than the obligation to pay the executive: (i) his salary through date of termination; (ii) any deferred compensation due the executive; and (iii) any other benefits to the extent unpaid.
     “Good Reason” is defined as, among other things, the failure of the Company to substantially comply with its requirements under the agreement. If the executive terminates the agreement for Good Reason, the Company shall pay the executive: (i) his annual salary that would have been payable over the balance of the term of the agreement, provided that Company will pay such amount to the executive over the period that the compensation would have been due had the termination not occurred; (ii) any declared and accrued, but as of then unpaid, bonus or stock options grant, all of which shall be deemed immediately vested; (iii) any accrued vacation pay; (iv) any amounts payable pursuant to the Company’s benefit plans. If the executive terminates his employment other than for Good Reason, the Company’s obligations shall terminate other than for: (i) his salary through date of termination; (ii) any deferred compensation due the executive; and (iii) any other benefits to the extent unpaid.
     Upon a “Change in Control,” generally defined as a majority change in Company ownership or Board membership, if the executive terminates the agreement for Good Reason or if the Company terminates for other than Cause within one year of the Change in Control, the Company shall: (i) pay his annual salary that would be payable for a 24-month period, provided that it will pay such amount to the executive over the period that the compensation would have been due had the termination not occurred; (ii) any declared and accrued, but as of then unpaid, bonus or stock options grant, all of which shall be deemed immediately vested.
     If Mr. Krotine’s employment under his agreement is terminated for any reason, he must resign as a member of the Board of Directors.
7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     On November 13, 2003, Ecology-CA entered into a promissory note with Richard D. Stromback, Chairman of Ecology-CA, under which it borrowed a total of $96,000. At March 31, 2007, the outstanding principal balance of this note was $0 and accrued interest totaled $2,584. He converted $66,000 principal amount of the note into 7,200,000 shares of common stock on December 31, 2005.
     On December 15, 2003, Ecology-CA entered into a promissory note with Deanna Stromback, the sister of Richard D. Stromback and a former director of Ecology-CA, under which it borrowed a total of $173,030. At March 31, 2007, the outstanding principal balance of this note was $110,500 plus accrued interest of $1,488. She converted $27,500 of the principal amount of the note into 3,000,000 shares of common stock on March 1, 2005. The note bears interest at the rate of 4% per annum and is due and payable on December 31, 2007.

     On August 10, 2004, Ecology-CA entered into a promissory note with Douglas Stromback, the brother of Richard D. Stromback and Deanna Stromback and a former director of Ecology-CA, under which it borrowed a total of $200,000. At March 31, 2007 the outstanding principal balance of this note was $133,000 plus accrued interest of $1,797. He converted $27,500 principal amount into 3,000,000 shares of common stock on March 1, 2005. The note bears interest at the rate of 4% per annum and is due and payable on December 31, 2007.
     The Company entered into a consulting agreement with DMG Advisors, LLC, a Nevada limited liability company (“Consulting Agreement”) upon the Closing of the Merger. The principal shareholders of OCIS, Jeff W. Holmes and R. Kirk Blosch (“OCIS Principal Shareholders”) are the principals of DMG Advisors. Under the terms of the Consulting Agreement, DMG Advisors will provide the following consulting services: (i) advise the Company regarding its investor relations program and initiatives; (ii) facilitate conferences between the Company and members of the business and financial community; (iii) review and analyze the public securities market for the Company’s securities; and (iv) introduce the Company to broker-dealers and institutions, as appropriate. The term of the Consulting Agreement is eighteen months. The Company will pay DMG Advisors five hundred thousand dollars ($500,000) for the consulting services to be rendered under Consulting Agreement, with a payment of two hundred thousand dollars ($200,000) upon execution of the Consulting Agreement and the balance in equal installments on the first day of each succeeding calendar month until paid in full.
     Under the terms of the Merger Agreement, the Company and the OCIS Principal Shareholders entered into a Registration Rights Agreement. Under the terms of the Registration Rights Agreement, the OCIS Principal Shareholders have the right to cause the Company to include the Ecology-CA Shares held by the OCIS Principal Shareholders in any registration statement the Company files for resale under the Securities Act of 1933 (the “Act”) during the period beginning on the effective date of the Merger Agreement through the second anniversary of the termination of the Capital Raise. The Company will keep any such registration statement filed under Registration Rights Agreement continuously effective for one (1) year following the effective date of the registration.
8. DESCRIPTION OF SECURITIES
DESCRIPTION OF OCIS’ SECURITIES
     The restated articles of incorporation of the Company authorize it to issue 100,000,000 shares of capital stock, par value $0.001 per share with 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.
Common Stock
     The holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any persons to the board of directors. The Company’s bylaws provide that a majority of the issued and outstanding shares of the Company constitutes a quorum for shareholders’

meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.
     Shareholders of the Company have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities.
     Holders of Common Stock are entitled to receive such dividends, as the board of directors may from time to time declare out of funds legally available for the payment of dividends. The Company seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.
Preferred Stock
     Shares of Preferred Stock may be issued in one or more series or classes, with each series or class having the rights and privileges respecting voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series as determined by the board of directors at the time of issuance. There are several possible uses for shares of Preferred Stock, including expediting financing and minimizing the impact of a hostile takeover attempt.
Authority to Issue Stock
     The board of directors has the authority to issue the authorized but unissued shares of Common Stock without action by the shareholders. The issuance of such shares would reduce the percentage ownership held by current shareholders.
DESCRIPTION OF ECOLOGY-CA’S SECURITIES
     Ecology-CA is authorized to issue up to 50,000,000 shares of common stock, no par value per share. Prior to the Closing, approximately 32,131,000 shares of Ecology-CA’s common stock were issued and outstanding, fully paid, and non-assessable. All of these shares were exchanged for restricted common stock of OCIS in the Merger.
9. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
MARKET FOR COMMON EQUITY OF OCIS AND RELATED STOCKHOLDER MATTERS
     The common stock of OCIS is quoted on the National Association of Securities Dealers Electronic Bulletin Board under the symbol “OCIC.” Set forth below are the high and low bid prices for the common stock of OCIS since it began trading in November 2004, for the respective quarters. Although the common stock of OCIS is quoted on the Electronic Bulletin Board, it has traded sporadically with no real volume. Consequently, the information provided below may not be indicative of the common stock price of OCIS under different conditions.

Quarter Ended	High Bid	Low Bid
December 2004	$0.40	$0.40

March 2005	$0.60	$0.60
June 2005	$0.55	$0.55
September 2005	$0.50	$0.50
December 2005	$1.51	$1.51

March 2006	$1.20	$1.20
June 2006	$1.25	$1.25
September 2006	$1.25	$1.25
December 2006	$3.50	$2.50

March 2007	$3.40	$3.40
June 2007	$3.35	$3.00
     All prices listed herein reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.
     Since its inception, OCIS has not paid any dividends on its common stock, and the OCIS does not anticipate that it will pay dividends in the foreseeable future. At April 30, 2007, OCIS had approximately 46 shareholders.
MARKET FOR COMMON EQUITY OF ECOLOGY-CA AND RELATED STOCKHOLDER MATTERS
     Currently, there is no public trading market for Ecology-CA’s common stock. Ecology-CA has never paid dividends on its common stock and it has no plans to pay dividends in the future. Ecology-CA intends to retain any future earnings for use in our business. At July 25, 2007, Ecology-CA had 74 shareholders.
10. LEGAL PROCEEDINGS
     The Company is not currently involved in any legal proceedings that require disclosure in this Current Report on Form 8-K.
11. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
     On or about July 26, 2007, the Company dismissed Child, Van Wagoner & Bradshaw, PLLC, as the Company’s principal accountants. The decision to change principal accountants was approved by the Board of Directors.
     None of the reports of Child, Van Wagoner & Bradshaw, PLLC, on the Company’s financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

     There were no disagreements between the Company and Child, Van Wagoner & Bradshaw, PLLC, for either of the past two years or subsequent interim period on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Child, Van Wagoner & Bradshaw, PLLC, would have caused them to make reference to the subject matter of the disagreement in connection with its report.
     On July 26, 2007, the Company engaged Semple, Marchal & Cooper, L.L.P. as successor to Child, Van Wagoner & Bradshaw, PLLC. Semple, Marchal & Cooper, L.L.P. was Ecology-CA’s principal accountants for its fiscal year ending September 30, 2005 and 2006. During the Company’s two most recent fiscal years or subsequent interim period, the Registrant has not consulted with the entity of Semple, Marchal & Cooper, L.L.P. regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Ecology-CA’s financial statements, nor did the entity of Semple, Marchal & Cooper, L.L.P. provide advice to Ecology-CA, either written or oral, that was an important factor considered by Ecology-CA in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during Ecology-CA’s two most recent fiscal years or subsequent interim period, the Company has not consulted the entity of Semple, Marchal & Cooper, L.L.P. on any matter that was the subject of a disagreement or a reportable event.
11A. CONTROLS AND PROCEDURES
     (a) Based on the evaluation of our “disclosure controls and procedures” (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) or 15d-15(e)) required by paragraph (b) of Rules 13a-15 or 15d-15, our chief executive officer and our chief financial officer have concluded that, as of July 26, 2007, our disclosure controls and procedures were effective in ensuring that information required to be disclosed by the Company in reports that it files under the Exchange Act is recorded, processed, summarized and reported within the time periods required by governing rules and forms.
     (b) There have been no changes in our internal controls over financial reporting identified in connection with the evaluation required by paragraph (d) of Exchange Act Rules 13a-15 or 15d-15 that occurred during our last fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.
12. RECENT SALES OF UNREGISTERED SECURITIES
ISSUANCE OF SECURITIES BY ECOLOGY
     As a condition to the Merger, Ecology-CA raised $4,232,970 under the Capital Raise which Ecology-CA made at $2.00 per share. This amount consisted of sales of shares for cash of $2,483,500 and the conversion of debt and accrued interest of $1,749,470. The Capital Raise commenced on March 21, 2007 and continued until July 25, 2007. Ecology offered the shares in the Private Placement through its officers and employees without payment of a commission or other compensation. The shares were issued in reliance on the exemptions from registration set forth in Section 4(2) of the Securities Act.
     Ecology-CA issued 186,250 shares of common stock to three consultants for past services rendered.

ISSUANCE OF SECURITIES BY OCIS
     The issuance of the common stock of OCIS to the shareholders of Ecology-CA in the Merger was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. The issuance of shares of common stock to the Investors under the Private Placement was also exempt from registration under the Securities Act pursuant to Section 4(2). OCIS made this determination based on the representations of the Ecology-CA shareholders and Investors which included, in pertinent part, that such persons were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that such persons were acquiring the common stock, and the shares of the common stock of OCIS issued to them pursuant to the Merger, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof in violation of the Securities Act, and that each person understood that the shares of the common stock of OCIS issued in the Merger, may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.
13. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Private Corporations Law of the State of Nevada, under which the Company is organized upon Closing of the Merger, permits the inclusion in the articles of incorporation of a provision limiting or eliminating the potential monetary liability of directors to a corporation or its stockholders by reason of their conduct as directors. The provision would not permit any limitation on, or the elimination of, liability of a director for disloyalty to his or her corporation or its stockholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit or paying a dividend or approving a stock repurchase that was illegal under Nevada law. Accordingly, the provisions limiting or eliminating the potential monetary liability of directors permitted by Nevada law apply only to the “duty of care” of directors, i.e., to unintentional errors in their deliberations or judgments and not to any form of “bad faith” conduct.
     The articles of incorporation of the Company contain a provision which eliminates the personal monetary liability of directors to the extent allowed under Nevada law. Accordingly, a stockholder is able to prosecute an action against a director for monetary damages only if he or she can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, as referred to in the amendment, and not “negligence” or “gross negligence” in satisfying his or her duty of care. Nevada law applies only to claims against a director arising out of his or her role as a director and not, if he or she is also an officer, his or her role as an officer or in any other capacity or to his or her responsibilities under any other law, such as the federal securities laws.
     In addition, the Company’s articles of incorporation and bylaws provide that the Company will indemnify our directors, officers, employees and other agents to the fullest extent permitted by Nevada law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise. The Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     No pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought exists, and the Company is not aware of any pending or threatened material litigation that may result in claims for indemnification by any director, officer, employee or other agent.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
CLOSING OF MERGER AGREEMENT
     At the Closing of the Merger, the Ecology-CA shareholders exchanged all of their capital stock in Ecology-CA in exchange for 30,530,684 shares of post forward split shares of common stock of OCIS. Following the Closing, Ecology-CA became a wholly-owned subsidiary of OCIS. At the Closing, Ecology-CA shareholders owned 30,530,684 shares of the post forward split shares of the common stock of OCIS. As a result of the Merger, Ecology-CA shareholders own approximately 95% of the common stock of OCIS.
     In connection with the Merger, OCIS issued shares to Ecology-CA shareholders. See “Information Required Pursuant to Form 10-SB” item 12 “Recent Sales of Unregistered Securities.”
     The holders of common stock of OCIS are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of common stock of OCIS do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding common stock of OCIS will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any persons to the board of directors. The Company’s bylaws provide that a majority of the issued and outstanding shares of OCIS constitutes a quorum for shareholders’ meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.
     Shareholders of OCIS have no preemptive rights to acquire additional shares of common stock or other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of OCIS, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities.
     Holders of Common Stock are entitled to receive such dividends, as the board of directors may from time to time declare out of funds legally available for the payment of dividends. The Company seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.
     See “Information Required Pursuant to Form 10-SB” item 11 “Changes In and Disagreements with Accountants,” which discussion is incorporated herein by reference.
ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.
     Please see the discussion of “Closing of Reverse Merger” and “Capital Raise” in Item 1.01, which discussion is incorporated herein by reference.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
     Effective as of the Closing of the Merger, R. Kirk Blosch resigned as President, Secretary, Treasurer, Chief Executive Officer and Chief Financial and Accounting Officer, and Jeff W. Holmes resigned as Vice President, and the following officers were appointed by the newly constituted Board of Directors:

Name	Age	Position
F. Thomas Krotine	66	President and Chief Executive Officer
Adam S. Tracy	29	Vice President, General Counsel and Secretary
David W. Morgan	48	Vice President, Chief Financial Officer and Treasurer
Kevin Stolz	44	Controller and Chief Accounting Officer
Sally J.W. Ramsey	54	Director of Research and Development and New Product Development

     Effective as of the Closing of the Merger, Mr. Krotine became the Chief Executive Officer and President of the Company. See Mr. Krotine’s biography in “Information Required Pursuant to Form 10-SB” item 5 “Directors, Executive Officers, Promoters and Control Persons.”
     Also effective as of the Closing, Mr. Tracy became Vice President, General Counsel and Secretary of the Company. See Mr. Tracy’s biography in “Information Required Pursuant to Form 10-SB” item 5 “Directors, Executive Officers, Promoters and Control Persons.”
     Effective as of the Closing, Mr. Morgan became Vice President, Chief Financial Officer, and Treasurer of the Company. See Mr. Morgan’s biography in “Information Required Pursuant to Form 10-SB” item 5 “Directors, Executive Officers, Promoters and Control Persons.”
     Effective as of the Closing, Mr. Stolz became Controller and Chief Accounting Officer of the Company. See Mr. Stolz’s biography in “Information Required Pursuant to Form 10-SB” item 5 “Directors, Executive Officers, Promoters and Control Persons.”
     Finally, effective as of Closing, Ms. Ramsey became Director of Research and Development and New Product Development of the Company. See Ms. Ramsey’s biography in “Information Required Pursuant to Form 10-SB” item 5 “Directors, Executive Officers, Promoters and Control Persons.”
Employment Agreements
     None of the newly appointed executive officers has entered into an employment agreement with the Company. However, we contemplate entering into employment agreements with Mr. Krotine, Mr. Tracy, Mr. Morgan, Mr. Stolz and Ms. Ramsey. For a description of the employment agreements between Ecology-CA and Mr. Krotine, Mr. Tracy, Mr. Morgan, Mr. Stolz and Ms. Ramsey refer to “Information Required Pursuant to Form 10-SB” item 5 “Directors, Executive Officers, Promoters and Control Persons.”
     Effective as of Closing, Brent W. Schlesinger, R. Kirk Blosch, and Jeff W. Holmes resigned as directors of OCIS and Richard D. Stromback, F. Thomas Krotine and Robert W. Liebig were appointed directors of the Company. See Item 1.01 “Completion of Acquisition or Disposition of Assets.” Please see the biographies of Mr. Stromback, Mr. Krotine and Mr. Liebig set forth above in “Information Required Pursuant to Form 10-SB” item 5 “Directors, Executive Officers, Promoters and Control Persons.”
     None of the newly appointed officers and directors, nor any of their affiliates, currently beneficially own any equity securities or rights to acquire any securities of the Company except as otherwise described in this report, and no such persons have been involved in any transaction with the Company or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange

Commission (the “SEC”), other than with respect to the transactions that have been described in this report or in any prior reports filed by the Company with the SEC.
     None of the newly appointed officers and directors have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
     Until further determination by the board, the full Board of Directors will undertake the duties of the Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.
     Pursuant to the Merger Agreement, OCIS amended its articles of incorporation to change its name to “Ecology Coatings, Inc.” The amendment to the articles of incorporation and change of name were approved by the Board of Directors of OCIS and by holders of a majority of the common stock of OCIS. OCIS has filed an amendment to its articles of incorporation.
     We will account for the transactions contemplated by the Merger Agreement as a “reverse acquisition.” Consequently, we will not file a transition report reflecting the change of our fiscal year to that of Ecology-CA, given the fact that for accounting purposes, Ecology-CA is deemed to be the “accounting acquirer” in the “reverse acquisition.”
ITEM 5.06 CHANGE IN SHELL COMPANY STATUS
     Please see the discussion of “Closing of Reverse Merger” in Item 1.01 above, which discussion is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.
     The Audited Financial Statements of Ecology Coatings, Inc. as of September 30, 2006 and 2005 and for the years then ended are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.
     The Unaudited Financial Statements of Ecology Coatings, Inc. as of March 31, 2007 and for the six months ended March 31, 2007 and 2006 are filed as Exhibit 99.3 to this current report and are incorporated herein by reference. Pro Forma financial information is included in this exhibit.

     (c) EXHIBITS.

Exhibit
Number	Description

2.1	Agreement and Plan of Merger entered into effective as of April 30, 2007, by and among OCIS Corp., a Nevada corporation, OCIS-EC, INC., a Nevada corporation and a wholly-owned subsidiary of OCIS, Jeff W. Holmes, R. Kirk Blosch and Brent W. Schlesinger and ECOLOGY COATINGS, INC., a California corporation, and Richard D. Stromback, Deanna Stromback and Douglas Stromback.*

3.1	Articles of Incorporation of OCIS Corp. (1)

3.2	By-laws of OCIS Corp. (1)

3.3	Amended and Restated Articles of Incorporation of Ecology Coatings, Inc., a Nevada corporation *

4.1	Specimen Stock Certificate of OCIS (1)

4.2	Form of Common Stock Certificate of the Company *

10.1	Promissory Note between Ecology Coatings, Inc., a California corporation, and Richard D. Stromback, dated November 13, 2003.*

10.2	Promissory Note between Ecology Coatings, Inc., a California corporation, and Deanna Stromback, dated December 15, 2003.*

10.3	Promissory Note between Ecology Coatings, Inc., a California corporation, and Douglas Stromback, dated August 10, 2004.*

10.4	Lock-Up Agreement by and between Ecology Coatings, Inc., a California corporation, and the principal shareholders of OCIS, Corp., a Nevada corporation, dated as of April 30, 2007.*

10.5	Registration Rights Agreement by and between Ecology Coatings, Inc., a Nevada corporation, and the shareholders of OCIS, Corp., a Nevada corporation, dated as of April 30, 2007.*

10.6	Consulting Agreement among Ecology Coatings, Inc., a Nevada corporation, and DMG Advisors, LLC, a Nevada limited liability company dated July 26, 2007.*

Exhibit
Number	Description

10.7	Employment Agreement between Ecology Coatings, Inc., a California corporation and F. Thomas Krotine dated October 30, 2006.*

10.8	Employment Agreement between Ecology Coatings, Inc., a California corporation and Adam S. Tracy dated November 1, 2006.*

10.9	Employment Agreement between Ecology Coatings, Inc., a California corporation and Kevin Stolz dated February 1, 2007.*

10.10	Employment Agreement between Ecology Coatings, Inc., a California corporation and David W. Morgan dated May 21, 2007.*

10.11	Employment Agreement between Ecology Coatings, Inc., a California corporation and Timothy J. Tanner dated June 1, 2007.*

10.12	First Amendment to the Employment Agreement between Ecology Coatings, Inc., a California corporation and Adam S. Tracy dated July 1, 2007.*

10.13	Employment Agreement between Ecology Coatings, Inc., a California corporation and Sally J.W. Ramsey dated January 1, 2007.*

10.14	License Agreement with E.I. Du Pont De Nemours and Ecology Coatings, Inc., a California corporation, dated November 8, 2004.*

10.15	License Agreement between Ecology Coatings, Inc., a California corporation and Red Spot Paint & Varnish Co., Inc., dated May 6, 2005.*

10.16	Lease for office space located at 35980 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304.*

10.17	Lease for laboratory space located at 1238 Brittain Road, Akron, Ohio 44310.*

10.18	2007 Stock Option and Restricted Stock Plan.*

10.19	Form of Stock Option Agreement.*

10.20	Form of Subscription Agreement between Ecology Coatings, Inc., a California corporation and the Investor to be identified therein.*

10.21	Consulting Agreement by and between Ecology Coatings, Inc., a California corporation, and MDL Consulting Group, LLC, a Michigan limited liability company dated April 10, 2006.*

10.22	Consulting Agreement by and between Ecology Coatings, Inc. , a California corporation, and MDL Consulting Group, LLC, a Michigan limited liability company dated July 1, 2006.*

Exhibit
Number	Description

10.23	Antenna Group Client Services Agreement by and between Ecology Coatings, Inc., a California corporation and Antenna Group, Inc. dated March 1, 2004, as amended effective as of July 6, 2007.*

10.24	Consulting Agreement by and between Ecology Coatings, Inc., a California corporation and Kissinger McLarty Associates, dated July 15, 2006, as amended. *

10.25	Business Advisory Board Agreement by and between Ecology Coatings, Inc., a California corporation, and The Rationale Group, LLC, a Michigan limited liability corporation, dated June 1, 2007. *

10.26	Consulting Agreement by and between Ecology Coatings, Inc., a California corporation, and Trimax, LLC, a Michigan limited liability company dated June 26, 2007.*

16.1	Letter from Child, Sullivan & Company dated January 4, 2006 regarding change in certifying accountants. (1)

21.1	List of subsidiaries of the Company*

99.1	Press Release dated July 30, 2007*

99.2	Audited Financial Statements of Ecology Coatings, Inc. as of September 30, 2005 and 2006.*

99.3	Unaudited Financial Statements of Ecology Coatings, Inc. as of March 31, 2007 and 2006.*

*	Filed herewith.

(1)	Incorporated by reference from OCIS’ registration statement on Form SB-2 filed with the Commission, SEC file no. 333-91436.

SIGNATURES
     In accordance with the requirements of the Securities Exchange Act of 1934, Ecology Coatings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto.
Date: July 26, 2007

ECOLOGY COATINGS, INC.,
a Nevada corporation

/s/ F. Thomas Krotine Name: F. Thomas Krotine
Title: President & Chief Executive Officer